Exhibit 99.1

MCG Capital Corporation	PRESS RELEASE
1100 Wilson Boulevard
Suite 3000	Contact: Sherry Dopp
Arlington, VA 22209	(703) 247-7502
(703) 247-7502	(703) 247-7505 (FAX)
SDopp@MCGCapital.com

FOR IMMEDIATE RELEASE

MCG Capital Corporation Declares Third Quarter Dividend of $0.42 Per Share

and Schedules Second Quarter 2004 Earnings Investor

Conference Call for August 4, 2004

ARLINGTON, VA – July 28, 2004 – MCG Capital Corporation (Nasdaq: MCGC), today announced that it has declared a dividend of $0.42 per share for the third quarter of 2004. The actual tax characteristics of this dividend will be reported to each shareholder on a Form 1099.

The dividend is payable as follows:

Record date: August 20, 2004

Payable date: October 28, 2004

MCG will report second quarter 2004 earnings on Wednesday, August 4, 2004. MCG invites all interested persons to participate on our conference call on August 4, at 1:30 p.m. ET. The dial-in number for the call is (800) 361-0912. International callers should dial (913) 981-5559. Please dial-in at least five minutes prior to the call to register. The call may also be accessed via an audio webcast available on the MCG website at http://investor.mcgcapital.com. Click on the August 4, 2004, Conference Call to access the call. The Company plans to release its second quarter financial results before the market opens on August 4, 2004.

A recording of the call will be available through August 10, 2004. The replay dial-in number is 888/203-1112. International callers should call (719) 457-0820. The replay pass code is 112132. The replay will also be available via MCG’s website.

About MCG Capital Corporation

MCG Capital is a solutions-focused financial services company providing financing and advisory services to a variety of small- and medium-sized companies throughout the United States with a focus on growth oriented companies. Currently, our portfolio consists primarily of companies in the communications, information services, media and technology, including software and technology-enabled business services, industry sectors. Our capital is generally used by our portfolio companies to finance acquisitions, recapitalizations, management buyouts, organic growth and working capital.

Forward-looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission, including our Form 10-Ks, Form 10-Qs and Form 8-Ks. We undertake no obligation to update such statements to reflect subsequent events.

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